Exhibit 99.1

Chattem Announces Fourth Quarter and Fiscal 2003 Sales and Earnings Per Share Exceeding Year-Ago and at Upper End of Earlier Estimates; Gives Estimates for Fiscal 2004

    CHATTANOOGA, Tenn.--(BUSINESS WIRE)--Jan. 22, 2004--Chattem, Inc. (NASDAQ:CHTT), a leading marketer and manufacturer of branded consumer products, announced today financial results for the fiscal year and fourth quarter ended November 30, 2003.
    For the fiscal year, total revenues were $233.7 million, operating income was $55.9 million and income before accounting change was $23.4 million, or $1.19 per share. These results represent increases of 5%, 8% and 21%, respectively, over comparable fiscal 2002 results, and are the third straight year in which the prior year's results have been exceeded.
    For the fourth fiscal quarter, total revenues were $52.5 million, a 2% increase over the comparable year-ago period, while earnings per share were $.23 versus $.22 in the fourth quarter of fiscal 2002, a 5% increase. This is the ninth straight quarter in which Chattem's earnings per share have exceeded the prior year's comparable results. Fiscal fourth quarter results also were at the upper end of the Company's earlier estimates of $51-53 million of total revenues and $.21-.23 earnings per share.
    For the 2003 fiscal year the Company experienced increased net sales from its NewPhase(R), Selsun blue(R), Garlique(R), Gold Bond(R) and Icy Hot(R) brands of 113%, 21%, 18%, 17% and 4%, respectively, over fiscal 2002 results. Gold Bond's sales growth was attributable to the successful launch of two new first aid items and the Athletes Foot Swab in the second quarter, and Gold Bond Ultimate Healing Lotion in the fourth quarter. Selsun blue, which was acquired in March 2002, continued to benefit from a strong advertising campaign and increased retail distribution. Icy Hot was led by the introduction of the Icy Hot Pain-Relieving Back Patch, which further solidified Icy Hot as the top selling analgesic patch brand in the category. Garlique and NewPhase also responded to effective media campaigns and in the case of NewPhase increased distribution.
    The overall increase in total revenues was somewhat offset by year-over-year declines in net sales of Dexatrim(R), Flexall(R), Sportscreme(R), Pamprin(R) and pHisoderm(R).
    International total revenues for the fiscal year increased to $23.9 million from $21.0 million in fiscal 2002, or 13.5%. The increase was due to a full year of revenues from Selsun blue.
    Abbott Laboratories, from whom the Company acquired Selsun blue in March 2002, is manufacturing and selling the product for Chattem in certain foreign markets during a transition period, and paying Chattem an initial royalty of 28% on international sales, reducing to 14% in certain countries if local regulatory requirements are satisfied prior to the Company's assumption of sales and marketing responsibility in such countries. As the Company takes over responsibility for the sales and marketing effort in a foreign country, the royalty arrangement with respect to such country will terminate and Chattem will record the international sales resulting in an increase in net sales but with no material impact to net income. The Company expects to have substantially completed this transition by the end of March 2004.
    For the fiscal 2003 year, gross margin based on total revenue was 72%, while selling, general and administrative expense (SG&A) as a percentage of total revenue was 17%. Included in SG&A was approximately $600,000 of legal expenses related to claims against the Company involving ingestion of Dexatrim containing PPA and the related product liability insurance coverage litigation which have been previously disclosed and are discussed below. Advertising and promotion as a percentage of total revenue was 30%. All of these measurements were within the estimated ranges previously announced by the Company.
    Earnings before cumulative effect of change in accounting principle, interest, taxes, depreciation and amortization (EBITDA) for fiscal 2003 was $60.9 million versus $56.1 million for fiscal 2002, an increase of 9% (see reconciliation of EBITDA to net income in Chattem's unaudited consolidated statements of income attached hereto).
    During the fiscal year the Company reduced long-term debt by $12.3 million, while net long-term debt (defined as total debt less cash and cash equivalents) was reduced by $23.3 million. Accounts receivable and inventories at the end of fiscal 2003 were both reduced from 2002 levels as Chattem continued to focus on working capital management and strengthening its balance sheet.
    Regarding fiscal 2004, the Company currently estimates total revenues will be in a range of $243-250 million and earnings per share will be in the range of $1.29-1.35. All estimates are prior to any extraordinary items or cumulative effects of adopting a change in accounting principle which might be recorded during the year, and prior to any charges expected to be recorded relative to the Dexatrim with PPA litigation and relating insurance coverage litigation, discussed below. On a quarterly basis, Chattem currently estimates the following ranges of performance:



($ in millions, except per share data)

                      Q1        Q2        Q3        Q4        FY 04
------------------ --------- --------- --------- --------- -----------
Total Revenues       $58-60    $64-66    $63-65    $57-59    $243-250
------------------ --------- --------- --------- --------- -----------
EPS                $.28-.30  $.37-.39  $.35-.37  $.28-.30  $1.29-1.35
------------------ --------- --------- --------- --------- -----------


    Full fiscal year results may not equal the sum of quarterly projections due to rounding and, in the case of EPS, variations in share count. These estimates constitute forward-looking statements, and are subject to a number of risks, uncertainties and assumptions, including those described below and in the Company's filings with the Securities and Exchange Commission.
    The Company expects the growth in total revenues to be driven by a record number of newly launched items, including the Dexatrim All-in-One Bar, Icy Hot Medicated Sleeve, Pamprin All Day, pHisoderm Self-Heating Scrub and Herbal Astringent, Gold Bond Foot Cream and Selsun blue Conditioner. Chattem also expects sales increases from its international business. Continuing sales declines in certain smaller brands such as MUDD(R), Ultra Swim(R) and Sportscreme(R) are expected to offset a portion of these sales increases.
    For fiscal 2004, Chattem expects gross margin based on total revenues to be in a range of 70-72%, advertising and promotional spending as a percentage of sales in a range of 28-30% and a tax rate of approximately 35%. Quarterly results may vary more widely than the indicated ranges due to seasonality and other factors.
    During the fourth fiscal quarter the Company did not repurchase any of its common stock, and for the fiscal year repurchased 360,000 shares. Chattem currently has available $4.6 million of authorization from its Board of Directors to repurchase shares, and plans to continue to pursue stock repurchases if it believes that its share price does not properly reflect intrinsic value.
    As previously disclosed, the Company has entered into a memorandum of understanding with the Plaintiffs' Steering Committee (PSC) in In re Phenylpropanolamine (PPA) Products Liability Litigation, MDL 1407, pending before the United States District Court for the Western District of Washington. The memorandum of understanding memorializes certain settlement terms concerning lawsuits relating to Dexatrim products containing PPA. The Company is currently negotiating with the PSC on the terms of a settlement agreement that will supercede the memorandum of understanding. The Company currently believes it can fund its total commitment to the settlement from its product liability insurance and cash on hand. If the settlement is completed, based on the proposed terms and information currently known to the Company about the pending cases, the Company estimates that it will record a charge net of insurance recovery of approximately $20-25 million, or $13.0-16.3 million (approximately $.65-.82 per share) net of taxes, for all settlement costs, administrative expenses and costs of defense related to resolving the Dexatrim litigation during fiscal 2004. Since the terms of the preliminary settlement are not final or binding, there are no assurances that the Company will be able to reach a final settlement or that if reached the terms will be approved by the court. If the settlement is approved, the Company believes some claims will "opt out" of any class settlement and will continue to pursue claims for damages against the Company in separate lawsuits. The Company cannot estimate how many claims will opt out, whether such claims will result in significant additional liability for the Company or the number of new claims that will be filed. To the extent the number of opt outs or claims are deemed excessive, the Company reserves the right to terminate the settlement.
    Also as previously disclosed, the Company has reached an agreement with Kemper Indemnity Insurance Company ("Kemper") to settle Kemper's lawsuit that sought to rescind its policy for $50 million of excess coverage for product liability claims. After giving effect to the settlement with Kemper, the Company will have available approximately $60 million of the $77 million of product liability coverage provided by three insurance policies. The $60 million of available coverage consists of $37.5 million of insurance under the Kemper policy and approximately $22.5 million under policies with two other insurance companies.
    The Company also announced that certain of its executive officers may from time to time during 2004 exercise currently held stock options and sell shares related to the options. The exercise of options and sale of shares will occur during applicable trading windows imposed under the Company's trading policy following the public release of the Company's quarterly or annual financial information for the most recently available period. The Company's executives have expressed this intention in order to gradually diversify their financial holdings and address personal financial needs. These executives intend to retain significant equity interests in the Company so long as they remain employees.
    Paragraphs 7, 11, 12, 13, 14 and 15 above of this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which contains a safe harbor for forward-looking statements. The Company relies on this safe harbor in making such disclosures. The forward-looking statements are based on management's current beliefs and assumptions about expectations, estimates, strategies and projections for the Company. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The Company undertakes no obligations to update publicly any forward-looking statements whether as a result of new information, future events or otherwise. The risks, uncertainties and assumptions of the forward-looking statements include, but are not limited to the settlement on acceptable terms of product liability claims relating to the prior existence of PPA in Dexatrim; the availability of Chattem's $25 million excess product liability coverage to be determined in the rescission and declaratory judgment lawsuit brought by Interstate Fire & Casualty ("Interstate"); the lack of availability, limits of coverage and expense related to product liability insurance, including the outcome of the rescission and declaration judgment action filed by Interstate; the reduction of available insurance coverage as proceeds are used to fund any product liability settlements or awards; the possibility of other product liability claims, including claims relating to the prior existence of ephedrine in Dexatrim products or arising from the U.S. Food and Drug Administration's anticipated rule banning the sale of dietary supplement containing ephedra; the ability of the Company to fund liabilities from product liability claims greater than its insurance coverage or outside the scope of insurance coverage; the possible effect of the negative public perception resulting from product liability claims on sales of Dexatrim products without PPA or ephedrine; the impact of brand acquisitions and divestitures; the impact of gains or losses resulting from product acquisitions or divestitures; product demand and market acceptance risks; product development risks, such as delays or difficulties in developing, producing and marketing new products or line extensions; the impact of competitive products, pricing and advertising; the Company's ability to sell and market Selsun blue internationally where it has only limited experience and infrastructure; constraints resulting from the financial condition of the Company, including the degree to which the Company is leveraged, debt service requirements and restrictions under indentures and loan agreements; government regulations; risks of loss of material customers; public perception regarding the Company's products; dependence on third party manufacturers; environmental matters; and other risks described in the Company's Securities and Exchange Commission filings.
    Chattem will provide an online Web simulcast and rebroadcast of its fourth fiscal quarter and fiscal 2004 estimates conference call. The live broadcast of the call will be available online at www.chattem.com and www.streetevents.com on Friday, January 23 beginning at 8:30 a.m. EST. The online replay will follow shortly after the call and be available through February 23, 2004. Please note Webcast requires Windows Media Player.



                            CHATTEM, INC.
                  CONSOLIDATED STATEMENTS OF INCOME
               (In thousands, except per share amounts)
                             (Unaudited)


                                 For the Three       For the Twelve
                                  Months Ended        Months Ended
                                   November 30,        November 30,
                               ------------------- -------------------

                                 2003      2002      2003      2002
                               --------- --------- --------- ---------

NET SALES                       $52,161   $51,172  $232,527  $220,789
Royalty Income                      348       454     1,222     2,327
                               --------- --------- --------- ---------
Total Revenue                    52,509    51,626   233,749   223,116

COSTS AND EXPENSES:
  Cost of sales                  14,987    14,084    66,386    62,757
  Advertising and promotion      16,613    12,983    70,622    68,259
  Selling, general and
   administrative                10,358    11,210    40,803    40,212
                               --------- --------- --------- ---------
     Total costs and expenses    41,958    38,277   177,811   171,228
                               --------- --------- --------- ---------

INCOME FROM OPERATIONS           10,551    13,349    55,938    51,888
                               --------- --------- --------- ---------

OTHER INCOME (EXPENSE):
  Interest expense               (5,000)   (5,774)  (20,431)  (21,292)
  Investment and other income
   (expense), net                     5      (357)      124      (114)
                               --------- --------- --------- ---------
    Total other expense          (4,995)   (6,131)  (20,307)  (21,406)
                               --------- --------- --------- ---------

Income before income taxes and
 accounting change                5,556     7,218    35,631    30,482
Provision for income taxes       (1,132)   (2,742)  (12,260)  (11,582)
                               --------- --------- --------- ---------
Income before accounting
 change                           4,424     4,476    23,371    18,900

Cumulative effect of change in
 accounting principle, net of
 taxes                                -         -         -    (8,877)
                               --------- --------- --------- ---------
NET INCOME                       $4,424    $4,476   $23,371   $10,023
                               ========= ========= ========= =========


Diluted shares outstanding       19,537    19,939    19,632    19,344
                               ========= ========= ========= =========


NET INCOME PER COMMON SHARE (DILUTED):
  Income before accounting
   change                         $0.23     $0.22     $1.19     $0.98
  Accounting change                   -         -         -     (0.46)
                               --------- --------- --------- ---------
    Net income per common share   $0.23     $0.22     $1.19     $0.52
                               ========= ========= ========= =========

EBITDA:
Net income                       $4,424    $4,476   $23,371   $10,023
Add: Cumulative effect of
      change in accounting
      principle, net of taxes         -         -         -     8,877
     Provision for income taxes   1,132     2,742    12,260    11,582
     Interest expense, net        4,995     6,131    20,307    21,406
     Depreciation and amortization
      (excluding amounts included
       in interest)               1,664     1,088     4,969     4,163
                               --------- --------- --------- ---------
EBITDA                          $12,215   $14,437   $60,907   $56,051
                               --------- --------- --------- ---------

EBITDA margin
 (EBITDA/total revenue)            23.3%     28.0%     26.1%     25.1%
Net income margin (net
 income/total revenue)              8.4%      8.7%     10.0%      4.5%

Depreciation & amortization      $2,019    $1,847    $6,584    $5,816
Capital expenditures             $1,594    $1,163    $5,527    $3,785


BALANCE SHEET DATA:
  Cash and cash equivalents     $26,931   $15,924
  Accounts receivable           $25,478   $25,673
  Inventories                   $17,559   $18,769
  Accounts payable              $10,924   $12,661

  Senior bank debt               $7,750   $20,000
  Subordinated debt             204,676   204,708
                               --------- ---------
    Total debt                 $212,426  $224,708
                               ========= =========

  Shareholders' equity          $95,571   $74,744
  Total assets                 $363,394  $353,469

Statements in this press release which are not historical facts are forward-looking statements within the meaning of the Private
Securities Litigation Reform Act of 1995. These forward-looking statements involve risks, uncertainties and assumptions including, but not limited to, those described in Paragraphs 7, 11, 12, 13, 14 and 15 of this press release.

    CONTACT: Chattem, Inc., Chattanooga
             Earnings Release:
             Alec Taylor, 423-821-2037, ext. 3281
             or
             Rick Moss, 423-821-2037, ext. 3278
             or
             Investor Relations:
             Tammy Nichols, 423-821-2037, ext. 3209
             www.chattem.com